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                                                                     EXHIBIT 4.4


                       AMERICAN ONCOLOGY RESOURCES, INC.
                1993 KEY EMPLOYEE STOCK OPTION PLAN, AS AMENDED


  1. PURPOSE. The purpose of the 1993 Key Employee Stock Option Plan (the "Plan"), is to provide an additional incentive to eligible key employees, upon whom rest major responsibilities for the successful operation, administration, and management of American Oncology Resources, Inc., a Delaware corporation (the "Company"). It is recognized that the present and potential contributions of the key employees are important to the continued success of the Company. The Plan is also intended to be used to retain highly qualified persons for the successful conduct of the business of the Company. It is intended that these purposes will be enhanced through the awarding of Stock Options.

  2. DEFINITIONS. As used herein the words and phrases below shall have the following meanings:

  (a) "Board" shall mean the Board of Directors of the Company.

  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

  (c) "Committee" shall mean the committee, which shall be comprised of at least two and not more than four members who are disinterested persons as defined under rules and regulations promulgated under Section 16(b) of the Exchange Act and who shall be members of the Board, appointed by the Board to administer the Plan, which Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise.

  (d) "Common Stock" shall mean the common stock of the Company, $.01 par value per share, regardless of the series or class.

  (e) "Company" shall mean American Onocology Resources, Inc., a Delaware corporation.

  (f) "Disability" shall mean the person so affected is unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than one hundred eighty (180) days. The Committee's determination as to whether a Participant has incurred a Disability shall be final and conclusive as to all interested parties.

  (g) "Eligible Employee" shall mean a key employee of the Company as determined pursuant to Section 4.

  (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
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  (i) "Fair Market Value" shall mean, with respect to a share of Common Stock on any date herein specified, the average daily Closing Price per share of Common Stock for the ten (10) consecutive trading days commencing fifteen
      (15) trading days before the date in question. The term "Closing Price" of per share of Common Stock for a day or days shall mean (i) if the shares of Common Stock are listed or admitted for trading on a national securities exchange, the last reported sales price regular way, or, in case no such reported sale takes place on such day or days, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the shares of Common Stock are listed or admitted for trading, or (ii) if the shares of Common Stock are not listed or admitted for trading on a national securities exchange, (A) the last transaction price of the shares of Common Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, in the case no such reported transaction takes place on such day or days, the average of the reported closing bid and asked prices thereof quoted on NASDAQ, or (B) if the shares of Common Stock are not quoted on NASDAQ, the average of the closing bid and asked prices of the shares of Common Stock in the over-the-counter market, as reported by The National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, or (iii) if on any such trading days the shares of Common Stock are not quoted by any such organization, the fair market value per share of Common Stock on such day(s), as determined in good faith by the Committee.

  (j) "Incentive Stock Option" shall mean a stock option granted by the Committee to an Eligible Employee under the Plan which is designated by the Committee as an Incentive Stock Option and intended to qualify as an Incentive Stock Option under Section 422 of the Code.

  (k) "Nonqualified Stock Option" shall mean a stock option granted by the Committee to an Eligible Employee under the Plan, which is not designated by the Committee as an Incentive Stock Option.

  (l) "Participant" shall mean any individual who has received an award of a Stock Option and has not exercised the Stock Option and received the Common Stock subject to the Stock Option.

  (m) "Plan" shall mean the 1993 Key Employee Stock Option Plan, as herein set forth and as amended from time to time.

  (n) "Retirement" shall mean the termination of employment from the Company constituting retirement as determined by the Committee.

  (o) "Securities Act" shall mean the Securities Act of 1933, as now in effect or as hereafter amended.
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  (p) "Stock Option" shall mean an Incentive Stock Option or Nonqualified Stock
      Option pursuant to which a Participant is eligible to acquire Common Stock pursuant to the terms and conditions of the Plan and the Stock Option Agreement.

  (q) "Stock Option Agreement" shall mean the agreement described in Section 7.

  (r) "Terminated For Cause" shall mean that a Participant's employment is terminated as a result of a breach of his or her written employment agreement, if the Participant is subject to a written employment agreement, or if the Committee determines that such Participant is being terminated as a result of misconduct, dishonesty, disloyalty, disobedience or action that might reasonably injure the Company or its business interests or reputation.

  3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee appointed by the Board. The Committee shall have authority to adopt rules and regulations for carrying out the Plan, determine the Eligible Employees, determine the number of Stock Options, if any, to be awarded to each Eligible Employee, determine whether a Stock Option shall be an Incentive Stock Option or a Nonqualified Stock Option, determine the exercise price of each Stock Option, determine the vesting period and vesting conditions for Stock Options, determine the series or class of Common Stock to be subject to the Stock Option, determine the Fair Market Value of Common Stock, and interpret, construe, and implement the provisions of the Plan. Decisions of the Committee (including decisions regarding the interpretation and application of the Plan) shall be binding on the Company and on all Participants and other interested parties. The Committee shall hold its meetings at such times and places as it deems advisable. All members of the Committee shall constitute a quorum for a meeting. All determinations of the Committee shall be made by a majority of its members attending the meeting. Furthermore, any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as effective as if it had been made by a majority vote at a meeting properly called and held.

  4. ELIGIBLE EMPLOYEES. The individuals who shall be eligible to participate in the Plan shall be such key employees (including officers who may be members of the Board of Directors) of the Company, or of any subsidiary of the Company, as the Committee shall determine from time to time. No person will be eligible for the grant of any Incentive Stock Option who owns or would own immediately before the grant of such Incentive Stock Option, directly or indirectly, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, a subsidiary or a parent corporation. This restriction does not apply if, at the time such Incentive Stock Option is granted, the Incentive Stock Option exercise price is at least 110% of the Fair Market Value on the date of grant and the Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date of grant. For the purpose of this Section 4, the attribution rules of Section 424(d) of the Code shall apply for the purpose of determining an Eligible Employee's percentage ownership.
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  5.  SHARES OF COMMON STOCK SUBJECT TO THE PLAN.    The number of shares of
Common Stock available for Stock Options shall equal 12% of the sum of the Company's outstanding Common Stock as of the effective date of the Plan plus the number of shares of Common Stock issued by the Company after such effective date (including, solely for determining the number of shares available for Stock Options, shares of Common Stock agreed to be issued to physicians (or their affiliates) in connection with such physician's (or their affiliates') direct or indirect agreement to enter into long-term management agreement with the Company (or a subsidiary thereof)), provided, however, that the number of shares available for Incentive Stock Options shall not exceed 375,888 shares; and provided further, however, that all outstanding and previously exercised Stock Options shall be applied against the number of shares of Common Stock available under the Plan. The shares of Common Stock available under the Plan may consist of shares of any series of Common Stock provided that the rights of such shares to dividends, to liquidation proceeds and to share in the appreciation in the value of the Company shall be not less than the rights of any other series of Common Stock. If any Stock Option shall expire or terminate for any reason, without being exercised, shares of Common Stock subject to such Stock Option shall again be available for grant in connection with grants of subsequent Stock Options.

  6.  STOCK OPTION TERMS.

        (a) Exercise Price. The exercise price per share of Common Stock under each Stock Option shall be determined by the Committee; provided, however, that with respect to a Nonqualified Stock Option, such exercise price shall not be less than 85% of the Fair Market Value per share of such Common Stock on the date of grant, as determined by the Committee, and that with respect to an Incentive Stock Option, such exercise price shall not be less than 100% of the Fair Market Value per share of such Common Stock on the date of grant, as determined by the Committee.

        (b) Term. The Committee shall fix the term of each Stock Option which shall be not more than ten years from the date of grant. In the event no term is fixed, such term shall be ten years from the date of grant.

        (c) Exercise; Transferability. The Committee shall determine the time or times at which a Stock Option may be exercised in whole or in part; provided, however, that other than as provided in Section 10, in no event shall a Stock Option be exercisable before the expiration of six months from the date of its grant or after ten years from the date of its grant. Stock Options shall not be transferable by the Participant otherwise than by will, under the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined by the Code) and shall be exercisable only by him or by his duly appointed personal representative.
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        (d)  Incentive Stock Options.  Anything in the Plan notwithstanding, the aggregate Fair Market Value (determined as of the time the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any single calendar year (under the Plan and any other incentive stock option plans of the Company and its subsidiaries or any parent corporation) shall not exceed the sum of $100,000 (or such other limits as may be required by the Code).

        (e) Method of Exercise. Stock Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and, subject to the subsequent provisions hereof, the address to which the certificates representing shares of the Common Stock issuable upon the exercise of such Stock Option shall be mailed. In order to be effective, such written notice shall be accompanied at the time of its delivery to the Company by payment of the exercise price of such shares of Common Stock, which payment shall be made in cash or by cashier's check, certified check, or postal or express money order payable to the order of the Company in an amount (in United States dollars) equal to the exercise price of such shares of Common Stock. Such notice shall be delivered in person to the Secretary of the Company, or shall be sent by registered mail, return receipt requested, to the Secretary of the Company, in which case, delivery shall be deemed made on the date such notice is deposited in the mail. In its sole and absolute discretion, the Committee may require as an additional condition to the issuance of Common Stock upon exercise of a Stock Option that the optionee furnish the Committee with an executed copy of a shareholder agreement and/or voting agreement in such form as may be required by the Committee at the time notice of exercise is delivered to the Company. Such shareholder agreement may impose significant restrictions on the transfer of the Common Stock received upon exercise of the Stock Option. In addition, the Committee may require that there be presented to, and filed with it, such evidence as it may deem necessary to establish that the shares of Common Stock to be purchased are being acquired for investment and not with a view to their distribution.

        (f) Withholding. Whenever shares of Common Stock are to be issued or delivered pursuant to the Plan, the Company shall require the Participant to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares, which payment may be made in the manner set forth in clause (e) above or in the manner permitted by clause (g) below. With respect to shares received by a Participant pursuant to the exercise of an Incentive Stock Option, if such Participant disposes of any such shares within two years from the date of grant of such option or within one year after the transfer of such shares to the Participant, the Company shall have the right to withhold from any salary, wages or other compensation payable by the Company to the Participant an amount sufficient to satisfy federal, state and local withholding tax requirements attributable to such disposition.

        (g) Alternative Payment for Stock. Alternatively, payment of the exercise price may be made, in whole or in part, by delivery of shares of Common Stock previously issued to the Participant. Unless otherwise permitted by the Committee, payment of the exercise price with shares of Common Stock shall be made only with shares owned by the Participant for at least six (6) months. If payment is made in whole or in part in shares of Common Stock owned by the Participant, then the Participant shall deliver to the Company, in payment of the option price of the shares of Common Stock with respect to which such Stock Option is exercised, (i) certificates registered in the name of such Participant representing a number of shares of Common Stock legally and beneficially owned by such Participant, free of all liens, claims and encumbrances of every kind and having a Fair Market Value as of the date of delivery of such notice that is not greater than the exercise price of the shares of Common Stock with respect to which such Stock Option is to be exercised, such certificates to be accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates; and (ii), if the exercise price of the shares of Common Stock with respect to which such Stock Option is to be exercised exceeds such Fair Market Value, cash or a cashier's check, certified check, or postal or express money order payable to the order of the Company in an amount (in United States dollars) equal to the amount of such excess.

        The Company may extend and maintain, or arrange for the extension and maintenance of, financing to any Participant to purchase shares pursuant to exercise of a Stock Option and/or to pay withholding taxes on such terms as may be approved by the Committee in its sole discretion. In considering the terms for extension or maintenance of credit by the Company, the Committee shall, among other factors, consider the cost to the Company of any financing extended by the Company.

        (h) Notification with Respect to Incentive Stock Options. Any Participant who disposes of shares of Common Stock acquired on the exercise of an Incentive Stock Option by sale or exchange either (i) within two years after the date of the grant of the Incentive Stock Option under which the stock was acquired or (ii) within one year after the transfer of such shares to such Participant pursuant to exercise shall notify the Company of such disposition and of the amount realized and of the adjusted basis in such shares.

  7. STOCK OPTION AGREEMENT. The Stock Options awarded to an Eligible Employee shall be evidenced by a separate written agreement (the "Stock Option Agreement") which shall be subject to the terms and provisions of the Plan, and which shall be signed by the Participant and by the President or a Vice-President of the Company, other than the Participant, in the name of and on behalf of the Company. The Stock Option Agreement shall contain such provisions as the Committee in its discretion deems advisable. In the event of any inconsistency or conflict between the terms of the Plan and a Stock Option Agreement, the terms of the Plan shall govern.

  8.  TERMINATION OF EMPLOYMENT, DEATH, DISABILITY AND RETIREMENT.

        (a) Termination of Employment. If a Participant's employment is terminated for any reason whatsoever other than death, Disability or Retirement, with respect to any Stock Option granted pursuant to the Plan outstanding at the time, unless otherwise established by the Committee, no further vesting shall occur and the Participant shall be entitled to exercise his or her rights with respect to the portion of the Stock Option vested as of the date of termination for a period expiring on the earlier of (i) the expiration date set forth in the Stock Option Agreement or (ii) thirty (30) calendar days after such termination date and, thereafter, the Stock Option and the Participant's rights thereunder shall be completely terminated; provided, however, that if a Participant is Terminated for Cause, such Participant's right to exercise the vested portion of his or her Stock Option shall terminate as of 12:01 a.m. on the date of termination of employment.

        (b) Retirement. Unless otherwise approved by the Committee, upon the Retirement of a Participant:

             (i) any nonvested portion of any outstanding Stock Option shall immediately terminate and no further vesting shall occur;

             (ii) any vested Nonqualified Stock Option shall expire on the earlier of (A) the expiration date set forth in the Stock Option Agreement with respect to such Nonqualified Stock Option; or (B) the expiration of one year after the date of Retirement; and

             (iii) any vested Incentive Stock Option shall expire on the earlier of (A) the expiration date set forth in the Stock Option Agreement with respect to such Incentive Stock Option; or (B) the expiration of three (3) months after the date of Retirement.

          (c) Death or Disability. Upon termination of employment as a result of death or Disability:

             (i) 50% of any nonvested portion of any outstanding Stock Option shall immediately and fully vest notwithstanding the original vesting schedule;

             (ii) any vested Nonqualified Stock Option (including those vested pursuant to Section (c)(i)) shall expire upon the earlier of (A) the expiration date set forth in the Stock Option Agreement with respect to such Nonqualified Stock

          Option or (B) the first anniversary of such termination of employment as a result of death or Disability; and

             (iii) any vested Incentive Stock Option (including those vested pursuant to Section (c)(i)) shall expire upon the earlier of (A) the expiration date set forth in the Stock Option Agreement with respect to such Incentive Stock Option or (B) the expiration of three (3) months after such termination of employment as a result of death and the first anniversary of such termination of employment as a result of Disability.

  9. REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any shares of Common Stock under any Stock Option if the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law, statute, or regulation of any governmental authority whether it be Federal or State. Specifically, in connection with the Securities Act, upon exercise of any Stock Option, unless a registration statement under the Securities Act is in effect with respect to the shares of Common Stock covered by such Stock Option, the Company shall not be required to issue such shares unless the Committee has received evidence satisfactory to it to the effect that the holder of such Stock Option is acquiring such shares of Common Stock for investment and not with a view to the distribution thereof, and that such shares of Common Stock may otherwise be issued without registration under the Securities Act or State securities laws. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of a Stock Option, or the issuance of shares pursuant thereto, to comply with any law or regulation of any governmental authority.

  10. CHANGE IN STOCK AND ADJUSTMENTS. The existence of outstanding Stock Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of, or affecting, the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

  If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, then (a) the number, class, and per share price of shares of Common Stock subject to outstanding Stock Options hereunder shall be appropriately adjusted in such a manner as to entitle a Participant to receive upon exercise of a Stock Option, for the same aggregate cash consideration, the same total number and class of shares as he would have received had he exercised his Stock Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of Common Stock then reserved that number and class of shares of Common Stock that would have been received by the owner of an equal number of outstanding shares of each class of Common Stock as the result of the event requiring the adjustment.

  After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company is the surviving corporation, each holder of an outstanding Stock Option, upon exercise of such Stock Option, shall be entitled to receive (at no additional cost but subject to any required action by stockholders) in lieu of the number and class of shares of Common Stock with respect to which such Stock Option is exercisable, the number and class of shares of stock (or other securities or consideration) to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of the same number and class of shares of Common Stock which he would have otherwise received upon exercise of such Stock Option.

  If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while unexercised Stock Options remain outstanding under the Plan, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation, liquidation, or sale, as the case may be, each holder of an outstanding Stock Option shall be entitled, upon exercise of such Stock Option, to receive at no additional cost, in lieu of shares of Common Stock, shares of such stock (or other securities or consideration) as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation, liquidation, or sale; (ii) unless otherwise provided in the Participant's Stock Option Agreement, any limitations set forth in or imposed pursuant to Section 8 hereof shall automatically lapse so that all Stock Options, from and after a thirty (30) day period preceding the effective date of such merger, consolidation, liquidation or sale, as the case may be, shall be exercisable in full; and (iii) all outstanding Stock Options may be canceled by the Board as of the effective date of any such merger, consolidation, liquidation or sale provided that (a) notice of such cancellation shall be given to each holder of a Stock Option, and (b) unless otherwise provided in the Participants's Stock Option Agreement, each holder of a Stock Option shall have the right to exercise such Stock Option in full (without regard to any limitations set forth in or imposed pursuant to Section 8 hereof) during a thirty (30) day period preceding the effective date of such merger, consolidation, liquidation, or sale. In the event the acceleration of vesting provided by clause (ii) or (iii) above would result in imposition of the excise tax imposed by Section 4999 of the Code, a Participant may elect to waive such acceleration with respect to such number of shares subject to unvested Stock Options as the Participant shall designate, and the Participant shall be entitled to designate from among his unvested Stock Options those Stock Options which shall not be subject to accelerated vesting.

  Except as expressly provided herein, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor, or services, either upon direct sale, exercise of rights or warrants to subscribe therefor, or conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to outstanding Stock Options.

  11. NO RIGHTS AS STOCKHOLDER. A holder of a Stock Option shall have no rights as a stockholder with respect to any shares of Common Stock until the issuance of a stock certificate for such shares. Except as otherwise provided in Section 10, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

  12. NO EFFECT ON EMPLOYMENT RELATIONSHIP. Participation in the Plan shall not confer upon any employee any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate any employee's employment at any time.

  13. NO FUND ESTABLISHED. It is not intended that awards under this Plan be set aside in a trust which would qualify as an employee's trust within the meaning of sections 401 or 402 of the Internal Revenue Code of 1986, as amended, or in any other type of trust, fund, or separate account. The rights of any Participant and any person claiming under such Participant shall not rise above or exceed those of an unsecured creditor of the Company.

  14.  NO ASSIGNMENT OR ALIENATION OF BENEFITS.  Except as contemplated by
Section 6(c), no right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of the person entitled to such benefits.

  15. LIABILITY AND INDEMNIFICATION OF COMMITTEE. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further act on his part to indemnity from the Company for all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation) reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Committee, whether or not he continues to be a member of the Committee at the time of incurring such expenses; provided, however, that such indemnity shall not include any expense incurred by any such member of the Committee (a) in respect of matters as to which he shall be finally adjudged in any such action, suit, or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as such member of the Committee, or
(b) in respect of matters in which any settlement is effected in an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee unless, within thirty (30) days after institution of any such action, suit, or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This indemnity expressly includes any claims arising out of or based upon the negligence of the member of the Committee. The foregoing right of indemnification shall inure to the benefit of the heirs, executors, or administrators of each such member of the Committee and shall be in addition to all other rights to which such member of the Committee may be entitled as a matter of law, contract, or otherwise.

  16. SUBSTITUTION OPTION. Stock Options may be granted under this Plan from time to time in substitution for stock options held by employees (or nonemployee directors) of another corporation who are about to become employees (or nonemployee directors) of the Company as the result of a merger or consolidation with the Company, or the acquisition by the Company of the assets of the other corporation, or the acquisition by the Company of stock of the other corporation as the result of which it becomes a subsidiary of the Company. The terms and conditions of the substitute Stock Options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options for which such substitute Stock Options are granted.

  17. GENDER, TENSE AND HEADINGS. Whenever the context requires such, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the construction of this Plan.

  18. AMENDMENT AND TERMINATION. The Board may modify, revise or terminate the Plan at any time and from time to time; provided, however, that without the further approval of the holders of at least a majority of the outstanding shares of Common Stock, the Board may not (i) change the aggregate number of shares which may be issued under Stock Options pursuant to the provisions of the Plan;
(ii) reduce the option price at which Stock Options may be granted to an amount less than 85% of the Fair Market Value per share at the time the Stock Option is granted, or otherwise materially increase the benefits accruing to Participants under the Plan; or (iii) change the class of persons eligible to receive Stock Options. No amendment or termination may adversely affect any vested right of a Participant without the written consent of such Participant.

  19. NO GUARANTEE OF TAX CONSEQUENCES. Neither the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

  20. SEVERABILITY. In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

  21. GOVERNING LAW. The provisions of the Plan shall be construed, administered, and governed by the laws of the State of Texas, without giving effect to principles of conflicts of laws, and, to the extent applicable, the laws of the United States.

  22. EFFECTIVE DATE. The Plan shall become effective and shall be deemed to have been adopted on February 17, 1993, if within one year of that date it shall have been approved by the holders of at least the majority of the outstanding Common Stock. No Stock Option shall be granted pursuant to the Plan after one day more than ten years after the date the Plan was adopted by the Board or the date the Plan was approved by the stockholders of the Company, whichever is earlier.

  23. STOCKHOLDERS APPROVAL. Notwithstanding any other provisions of the Plan, in order for the Plan to continue as effective, on or before the date which occurs twelve (12) months after the date the Plan is adopted by the Board, the Plan must be approved by the holders of at least a majority of the outstanding stock (unless applicable state law or the Company's charter or by-laws require a greater number) of the Company entitled to vote thereon voting in person, or by proxy, at a duly held stockholders' meeting, and no shares of Common Stock shall be issued under the Plan until such approval has been secured.

EXHIBIT A

                       AMERICAN ONCOLOGY RESOURCES, INC.

                            STOCK OPTION AGREEMENT
                 UNDER THE 1993 KEY EMPLOYEE STOCK OPTION PLAN


  This agreement is made as of ________________, 199__, between American Oncology Resources, Inc., a Delaware corporation (the "Company"), and _____________________ ("Participant").

  WHEREAS, the Company has adopted the 1993 Key Employee Stock Option Plan (the "Plan"), which permits the grant of stock options ("Stock Options") to purchase shares of the Company's common stock, par value $.01 per share, regardless of the series or class ("Common Stock"), to eligible key employees; and

  WHEREAS, Participant is employed by the Company, and the Company wants to issue Stock Options to Participant;

  NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

  Section 1. Definitions. Any capitalized term used and not otherwise defined herein shall have the meaning ascribed to such term in the Plan.

  Section 2. Grant of Stock Option. The Company hereby grants to Participant the option to purchase up to ________ shares of Common Stock at an exercise price of $_____ per share. The Stock Options granted by this Section 2 may, as provided by the Plan, be exercised in whole or in part at any time after the Stock Options are vested as provided in Section 3 below. In no event may the Stock Options be exercised in whole or in part, after the expiration of the term described in Section 5 below.

  Section 3. Vesting Schedule. Except to the extent otherwise provided by the Plan, the Stock Options granted under Section 2 shall vest and be exercisable as provided in the following schedule:

                  Date                   Percentage of Stock Options Vested
          -----------------           ---------------------------------------



  However, all shares covered by the Stock Options may be exercised fully and immediately without regard to the vesting schedule set forth in this section in the event of the occurrence of an event specified in the fourth paragraph of
Section 10 of the Plan, and 50% of all shares covered by the Stock Options that are not then vested may be exercised fully and immediately without regard to the vesting schedule set forth in this section in the event of the Participant's death or Disability, as provided for in Section 8(c) of the Plan.

  Section 4.  Characterization of Stock Options.  A Stock Option granted under
Section 2 will constitute an Incentive Stock Option or Nonqualified Option as set forth in the following schedule:

             Date                     Incentive Stock Options         Nonqualified Stock Options
-------------------------------   -------------------------------   -------------------------------



  When exercising a Stock Option, the Participant shall notify the Company whether the Stock Option exercised is an Incentive Stock Option or a Nonqualified Stock Option. The Company shall maintain appropriate records concerning the number and types of Stock Options that are exercised by the Participant.

  Section 5. Expiration Date of Stock Option. The Stock Options granted pursuant to this Stock Option Agreement shall expire and be of no force and effect on the first to occur of the following:

     (a) 11:59 p.m. on the day before the tenth anniversary of the date of this Agreement;

     (b)  upon termination of employment as a result of death or Disability:
          (i) 50% of any nonvested portion of any outstanding Stock Options shall immediately and fully vest notwithstanding the original vesting schedule; (ii) any vested Nonqualified Stock Option (including those vested pursuant to Section 5(b)(i)) shall expire upon the earlier of
          (A) _____________ or (B) the first anniversary of such termination of employment as a result of death or Disability; and (iii) any vested Incentive Stock Option (including those vested pursuant to Section 5(b)(i)) shall expired upon the earlier of (A) ____________________ or
          (B) the expiration of three (3) months after such termination of employment as a result of death and the first anniversary of such termination of employment as a result of Disability.

     (c)  unless otherwise approved by the Committee, upon the Retirement of the
          Participant: (i) any nonvested portion of any outstanding Stock Option shall immediately terminate and no further vesting shall occur;
          (ii) any vested Nonqualified Stock Option shall expire on the earlier of (A) _________________ or (B) the expiration of one year after the date of Retirement; and (iii) any vested Incentive Stock Option shall expire on the earlier of (A) _________________ or (B) the expiration of three (3) months after the date of Retirement; or

     (d) the expiration of thirty (30) calendar days from the date of termination of the Participant's employment with the Company for any reason other than death, Disability or Retirement; provided, however, that if Participant is Terminated for Cause, as defined in the Plan, Participant's right to exercise a Stock Option shall terminate as of 12:01 a.m. on the date of termination of employment.

  Section 6. Compliance with Securities Law. The Company shall not be required to sell or issue any shares under this Stock Option Agreement if the issuance of such shares shall constitute a violation by the Participant or the Company of any provisions of any law, statute, or regulation of any governmental authority. In addition, in connection with the Securities Act of 1933, as now in effect or as hereafter amended (the "Act"), upon exercise of this Stock Option, the Company shall not be required to issue any such shares unless the Committee, as defined under the Plan, has received evidence satisfactory to it to the effect that the Participant will not transfer such shares except pursuant to a registration statement in effect under the Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding, and conclusive. In the event the shares issuable on exercise of the Stock Option are not registered under the Act, the Company may imprint the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Act:

        "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by the Company of an opinion of counsel satisfactory to the Company that registration is not required for such sale or transfer."

The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act; and in the event any shares are so registered the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of this Stock Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

  Section 7. Plan Governing. Participant hereby acknowledges receipt of a copy of the Plan and accepts and agrees to be bound by all of the terms and conditions of the Plan as if it had been set out verbatim in this Stock Option Agreement. In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall control.

  Dated: ___________________

                                  AMERICAN ONCOLOGY RESOURCES, INC.,
                                  a Delaware corporation

                                  By:____________________________________
                                  Name:__________________________________
                                  Title:_________________________________

ACCEPTED:

____________________________
   Participant